ALAMO GROUP INC.

2009 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

            THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”) is made and entered into as of ________________, 20___ (the “Date of Grant”), by and between Alamo Group Inc., a Delaware corporation (the “Company”), and __________________ (the “Grantee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2009 Equity Incentive Plan (the “Plan”).

            1.         Notice of Restricted Stock Unit Grant.  Pursuant to the Plan, the Committee has determined that the Grantee is to be granted Restricted Stock Units (the “Award”), subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Restricted Stock Units.

2.         Number of Restricted Stock Units.  The Award hereby entitles the Grantee to _______ Restricted Stock Units (the “Restricted Stock Units”), with no purchase price to be payable by Grantee for such Restricted Stock Units.

3.         Terms and Conditions of Award.  The Award shall be subject to the following terms, conditions, and restrictions:

a.   Awards.  Grantee shall not be issued a share certificate for the Restricted Stock Units or receive compensation therefor unless and until such Restricted Stock Units have vested in accordance with Section 3(b) hereof.

b.  Vesting.   Subject to Section 3(c) and 3(d) hereof, the Grantee shall vest as to 25% of the total Restricted Stock Units on the first anniversary of the Date of Grant, and as to an additional 25% of the total Restricted Stock Units on each of the three succeeding anniversaries of the Date of Grant, provided that the Grantee has continuously been a Service Provider through each such date.  Provided that the Grantee shall have complied with his or her obligations under Section 5 hereof, the Company will, as soon as practicable after the date on which such Restricted Stock Units vest, issue to the Grantee an amount of cash, stock certificates for Shares, or a combination of the foregoing (as determined by the Committee in its sole discretion) equal, per unit, to the Fair Market Value of a Share on the date on which such Restricted Stock Unit vests.

c.   Termination of Relationship as a Service Provider.  If the Grantee ceases to be a Service Provider for any reason before the Restricted Stock Units have vested, the Grantee’s rights to the unvested Restricted Stock Units shall be cancelled and the Grantee shall have no further rights thereto.

d.  Change in Control.  In the event of a Change in Control, all Restricted Stock Units shall immediately vest, unless the Award is either assumed or equitable substitution is made therefor.

e.   No Ownership or Rights as a Stockholder.  The Grantee shall not possess any incidents of ownership with respect to the Restricted Stock Units (and therefor the Grantee may not transfer such Restricted Stock Units) unless and until: (i) such Restricted Stock Units have vested pursuant to Section 3(b) hereof, and (ii) the Company has issued to the Grantee cash, Shares, or a combination thereof with respect to the Restricted Stock Units.  The Grantee shall not possess any rights as a stockholder, shall not have the right to receive any dividends or distributions with respect to such Restricted Stock Units, and shall have no right to vote such Restricted Stock Units, unless and until: (i)  such Restricted Stock Units have vested pursuant to Section 3(b) hereof, and (ii) the Company has issued to Grantee Shares at the Company’s election, rather than cash, with respect to any of the Restricted Stock Units pursuant to Section 3(b) hereof.

4.         Adjustments.   This Award and all rights and obligations under this Award Agreement are subject to Section 9 of the Plan.

5.         Tax Withholding and Obligations.  Pursuant to Section 10 of the Plan, the Company has the right to require the Grantee to remit to the Company in cash an amount sufficient to satisfy any federal, local, state, foreign, or other tax withholding requirements related to the Award. With the approval of the Committee, the Grantee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company.  Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.  Fractional Share amounts shall be settled in cash.

6.          Notices.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.  Either party may change such party’s address for notices by duly giving notice pursuant hereto.

            If to the Company:        Alamo Group Inc.

                                                Attn: ________________

                                                1627 East Walnut

                                                Seguin, Texas 78155

                                                Facsimile: (830) _________

            If to the Grantee:           ______________________

                                                ______________________

                                                ______________________

                                                Facsimile: ______________

7.         Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Award, the Award Agreement, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Grantee has a right to continue to be employed by, or to provide services as a Service Provider  to the Company or a Company’s direct or indirect subsidiary.

8.         Compliance with Laws.

a.   Shares shall not be issued pursuant to the Award granted hereunder unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

b.   All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

9.         Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Award Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Restricted Stock Units on its books nor will any of such Restricted Stock Units be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.        Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

11.        Governing Law.  The Award Agreement shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

12.        Incorporation of the Plan.  The Plan, as it exists on the date of the Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Award and this Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

13.        Amendments.  This Award Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

14.       Authority of Committee.  The Committee shall have full authority to interpret and construe the terms of the Plan and the Award Agreement.  The determination by the Committee as to any such matter of interpretation or construction shall be final, binding, and conclusive.

15.        Binding Effect.  The Award Agreement shall apply to and bind the Grantee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators, and legal successors.

16.        Tax Representation.  The Grantee hereby represents that he or she has reviewed with his or her own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Award Agreement.  The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Grantee understand that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Award Agreement

17.        Acceptance.  The Grantee hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all terms and conditions of the Plan and the Award Agreement.

[Signatures to Follow on Next Page.]

            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Award Agreement on the day and year first written above.

                                                                        COMPANY:

                                                                        ALAMO GROUP INC.

                                                                        By: ______________________________________

                                                                                    ________________, its ________________

                                                                        GRANTEE:

                                                                        Signature: _________________________________

                                                                        Name: ____________________________________

                                                                        Address: __________________________________

                                                                        __________________________________________

                                                                        Telephone No.: _____________________________

                                                                        Social Security No.: _________________________